UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 13, 2015

STRATEX OIL & GAS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Colorado	333-164856	94-3364776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 S. Main, Suite 900, Salt Lake City, Utah	84111
(Address of principal executive offices)	(Zip Code)

(801) 519-8500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 17, 2015, the Company filed its Form 10K report. On July 17, 2015, the Company filed its Form 10K/A report amending its original Form 10K to include a revised reserve report dated July 7, 2015, prepared by its consulting engineers. This revised report reflected changes made by the consulting engineers in their calculations of the Company’s undeveloped reserves for the 2014 reporting period from the amounts previously stated in their report included in the original 10-K filing. No changes were made in the Company’s financial statements filed with its original Form 10 K report.

The Form 10-K/A filing also included reproduced copies of audit reports prepared by the Company’s previous auditors for the fiscal 2014 and 2013 reporting periods.  The Company did not inform either its predecessor auditors or the Company’s current auditors that a Form 10-K/A was being filed using these reproduced versions of the predecessor auditors’ reports.

On August 13, 2015, the Company filed a Form 10 K/A #2 with the consent of the Company’s predecessor auditors reporting that the required down-to-date accounting procedures had been completed and that they had authorized the filing of their audit reports associated with the financial statements included in the Form 10-K/A #2.  Accordingly, the Company’s financial statements included in its August 13, 2015 Form 10-K/A #2 report can be relied upon.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEX OIL & GAS HOLDINGS, INC.

Date: August 14, 2015	By:	/s/ Stephen Funk
Name: Stephen Funk
Title: Chief Executive Officer

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